UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 12, 2010
(Date of earliest event reported)

DIGITAL POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	1-12711	94-1721931
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

41324 Christy Street, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (510) 657-2635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 12, 2010, Uri Friedlander resigned as Chief Financial Officer and Secretary of Digital Power Corporation (the “Company”).  Concurrent with Mr. Friedlander’s resignation, the Board of Directors of the Company elected Assaf (Assi) Itshayek to succeed Mr. Friedlander as Chief Financial Officer of the Company.

Mr. Itshayek, 37, was formerly the Vice President of Finance of the Company, which position he held since joining the Company in June, 2009.  Prior to joining the Company, Mr. Itshayek was a Corporate Controller at Metalink Ltd. in Israel, a NASDAQ listed company, from 2006 through 2008, where, among other things, he prepared financial statements in conformity with United States Generally Accepted Accounting Principles (“U.S. GAAP”).  Prior to that, he was a Senior Audit Manager at Deloitte Brightman Almagor & Co. Certified Public Accountants in Israel from 2005 through 2006, where, among other things, he managed and audited high-tech and industrial companies, and prepared financial statements in conformity with U.S. GAAP.  Mr. Itshayaek earned a Master of Business Administration in Financial Management from Tel Aviv University in 2007, he earned a Bachelor of Arts in Business Administration and Accountancy from The College for Management in 1999 and he is currently a licensed Certified Public Accountant in Israel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

Dated: January 15, 2010	By:	/s/ Assaf (Assi) Itshayek
Assaf (Assi) Itshayek
Chief Financial Officer